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                                                                    Exhibit 11

COBANCORP INC. AND SUBSIDIARIES
EXHIBIT (11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                      Three Months Ended June 30           Six Months Ended June 30
                                                     ----------------------------        ----------------------------
                                                        1997              1996               1997             1996
                                                     ----------        ----------        ----------       -----------

Primary:
      Average shares outstanding                      3,453,824         3,447,160         3,453,824         3,447,160
      Net effect of dilutive stock options--
           based on the treasury stock method
           using average market price                    46,668            28,626            41,267            28,763
                                                     ----------        ----------        ----------        ----------
      Total shares                                    3,500,492         3,475,786         3,495,091         3,475,923
                                                     ==========        ==========        ==========        ==========
      Net income                                     $1,676,224        $1,634,321        $2,962,806        $2,919,809
                                                     ==========        ==========        ==========        ==========
      Net income per share                           $     0.49        $     0.47        $     0.86        $     0.85
                                                     ==========        ==========        ==========        ==========


Fully diluted:
      Average shares outstanding                      3,453,824         3,447,160         3,453,824         3,447,160
      Net effect of dilutive stock options--
           based on the treasury stock method
           using the higher of average market
           price or ending market price                  54,242            29,373            48,135            29,137
                                                     ----------        ----------        ----------        ----------
      Total shares                                    3,508,066         3,476,533         3,501,959         3,476,297
                                                     ==========        ==========        ==========        ==========
      Net income                                     $1,676,224        $1,634,321        $2,962,806        $2,919,809
                                                     ==========        ==========        ==========        ==========
      Net income per share                           $     0.49        $     0.47        $     0.86        $     0.85
                                                     ==========        ==========        ==========        ==========